UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 11, 2008
CASTLE BRANDS INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-32849 (Commission File Number)	41-2103550 (IRS Employer Identification Number)

570 Lexington Avenue, 29th Floor, New York NY 10022
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (646) 356-0200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02 Unregistered Sales of Equity Securities
Item 3.03 Material Modification to Rights of Security Holders
Item 5.01 Changes in Control of Registrant
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1: CERTIFICATE OF DESIGNATION
EX-10.1: SERIES A PREFERRED STOCK PURCHASE AGREEMENT
EX-10.2: PROMISSORY NOTE
EX-10.3: FORM OF INDEMNIFICATION AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
Purchase Agreement
     General. On October 11, 2008, Castle Brands Inc., a Delaware corporation (the “Company”), entered into a Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Frost Gamma Investments Trust, Vector Group Ltd., I.L.A.R. S.p.A., Halpryn Group IV, LLC, Lafferty Limited, Jacqueline Simkin Trust As Amended and Restated 12/16/2003, Hsu Gamma Investment, L.P., MZ Trading LLC and Richard J. Lampen (collectively, the “Purchasers”), providing for the issuance and sale of $15,000,000 (the “Purchase Price”) of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), an aggregate of 1,200,000 shares, at a purchase price of $12.50 per share (which is, in effect upon conversion, $0.35 per share of the Company’s common stock (“Common Stock”)). Each share of Series A Preferred Stock will, as described below, be automatically converted into shares of Common Stock at a rate of 35.7143 shares of Common Stock for each share of Series A Preferred Stock, subject to adjustment as set forth in the Certificate of Designation of the Series A Preferred Stock (the “Certificate of Designation”).
     $2 Million Promissory Note. On or about October 15, 2008, Frost Gamma Investments Trust will advance $2,000,000 to the Company under a Promissory Note issued by the Company to Frost Gamma Investments Trust (the “Note”). The entire amount of this advance and all accrued interest thereon will be offset against the portion of the Purchase Price payable by Frost Gamma Investments Trust at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”), which will occur on Monday, October 20, 2008. The Note bears interest at a rate equal to 10% per annum, calculated on the basis of a 360-day year based on the number of days elapsed including the first day. The Note is due and payable at Closing, but would become immediately due and payable in full upon the Company’s (i) failure to pay in full the outstanding balance plus accrued interest by maturity, (ii) breach of any representation, warranty or covenant contained in the Purchase Agreement or any other agreements executed by the Company in connection therewith or (iii) bankruptcy, insolvency, liquidation, dissolution or winding up, readjustment of its debts or other similar proceedings.
     Release from Escrow. All transaction deliverables are being held in escrow until Closing. At Closing, all transaction deliverables will be released from escrow and delivered to the appropriate parties, and the Purchasers will deliver the Purchase Price to the Company and receive the shares of Series A Preferred Stock purchased. The issuance of the shares of Series A Preferred Stock will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended.
     Board Composition. As described in more detail in Items 5.01 and 5.02 hereof, in connection with and as required by the Purchase Agreement, upon execution of the Purchase Agreement, four of the Company’s nine directors resigned and were replaced with four directors designated by the Purchasers.
     Stockholder Meeting. As provided by the Purchase Agreement, the Company’s stockholders will be asked to vote on the following at a special meeting that will be held on a date to be announced (the “Stockholder Proposals”):
•	amendments to the Company’s charter to increase the authorized shares of the Company to 250,000,000 shares, 225,000,000 shares of which will be designated as Common Stock and 25,000,000 shares of which will be designated as preferred stock, and to permit stockholders to act by written consent and

•	the election of a to be determined number of directors designated by the Purchasers as the sole directors comprising the Board of Directors of the Company (the “Board”).
     Conversion of Series A Preferred Stock. The Purchasers will vote in favor of the foregoing proposals. After the amendment to the Company’s charter to increase its authorized shares is approved by stockholders, each outstanding share of Series A Preferred Stock will be automatically converted into 35.7143 shares of Common Stock.
     Conversion and/or Amendment of Notes. In addition, concurrently with the Closing, (a) all of the Company’s 6% convertible notes, in the principal amount of $9 million, due March 1, 2010, plus accrued interest, will be converted into shares of Series A Preferred Stock at a per share price of $23.21 (which is, in effect upon conversion, $0.65 per share of Common Stock) and (b) substantially all of the outstanding principal of the Company’s 9% senior secured notes, in the principal amount of $10 million, due May 31, 2009, plus accrued interest, will be converted into shares of Series A Preferred Stock at a per share price of $12.50 (which is, in effect upon conversion, $0.35 per share of Common Stock), and the remaining unconverted notes (in the principal amount of $300,000) will be amended so that, among other things, (i) the maturity date will be extended to May 31, 2014, (ii) the interest rate will be reduced to 3%, payable at maturity, and (iii) the security interest in the collateral of the Company will be terminated. Following the Closing, holders of Series A Preferred Stock (comprised of the investors and the converting note holders, many of which are current stockholders of the Company) will own, excluding present ownership, approximately 85% of the Common Stock on an as-converted basis.
     Board and Special Committee Approval. The Purchase Agreement was unanimously approved by the members of the Board, upon the recommendation of a Special Committee thereof comprised of independent directors. The Company engaged Miller Buckfire & Co., LLC to conduct a broad and comprehensive search for financing and strategic transactions. Over the course of that search, more than 140 contacts were made with strategic investors, industry participants and alternate financing sources, and the company reviewed and analyzed a number of potential transactions.
     Representations and Warranties; Covenants. The Purchase Agreement contains customary representations and warranties by the Company and the Purchasers. The Purchase Agreement also contains customary covenants and agreements, including with respect to the operation of the business of the Company and its subsidiaries between signing and the conversion of the Series A Preferred Stock, governmental filings and approvals, public disclosures and similar matters. Until the conversion of the Series A Preferred Stock into Common Stock, the Company must conduct its business in the ordinary course and use its best efforts to preserve its business organization and significant business relationships. In addition, the Company cannot (except in certain cases in the ordinary course and consistent with past practice) take a number of specified actions that are customarily prohibited pending a closing.

     The Purchase Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties. Accordingly, they should not be relied on as statements of factual information. Stockholders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries.
     Indemnification. The Company must indemnify each Purchaser against losses relating to (i) any breach of the Company’s representations or covenants or (ii) any claim brought against the Purchasers by a third party, arising out of or resulting from the execution, delivery, performance or enforcement of the transaction documents or the status of the Purchasers as holders of the Company’s shares. No Purchaser will be entitled to indemnification unless the amount of loss exceeds $50,000, and the Company’s maximum liability will not exceed the Purchase Price.
     Fees and Expenses. The Company must pay the Purchasers’ expenses incurred in connection with the transactions contemplated by the Purchase Agreement, including $250,000 plus out-of-pocket expenses payable to Ladenburg Thalmann & Co. Inc. (“Ladenburg”), the financial adviser to the Purchasers. In addition, the Company must pay the fees of Miller Buckfire & Co., LLC, which acted as financial advisor to the Company in connection with the transaction, which fees consist of $500,000 plus out-of-pocket expenses.
     Certificate of Designation of Series A Preferred Stock
     The Certificate of Designation, which was filed with and accepted by the Secretary of State of the State of Delaware on October 9, 2008, establishes the rights, designations, preferences, qualifications, privileges, limitations and restrictions of the Series A Preferred Stock.
     Dividends. Dividends may be paid on the Common Stock only if dividends are paid on the Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of the Common Stock into which each such share of Series A Preferred Stock could then be converted.
     Preference on Liquidation. In the event of any liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to stockholders will be distributed as follows:
•	First, the holders of the Series A Preferred Stock will be entitled to receive, before any payment is made to holders of the Common Stock or any other junior securities, $0.01 per share of Series A Preferred Stock.

•	If the foregoing is insufficient to permit the payment to such holders of the full preferential amounts described above, then all of the Company’s assets will be distributed ratably among the holders of the Series A Preferred Stock in proportion to the amount of such Series A Preferred Stock owned by each such holder.

•	After paying in full the preferential amounts due the holders of Series A Preferred Stock, the remaining assets of the Company, if any, will be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, on an as-converted basis.
     Voting. Holders of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of the Company’s stockholders on an as-converted basis. Except as otherwise required by law, the holders of shares of Series A Preferred Stock and Common Stock will vote together as a single class, and not as separate classes.
     Automatic Conversion. Each share of Series A Preferred Stock will automatically be converted into shares of Common Stock, at the then effective conversion rate, upon the filing of an amendment to the Company’s charter, which, once effective, makes available a sufficient number of authorized but unissued and unreserved shares of the Common Stock to permit all then outstanding shares of Series A Preferred Stock to be converted. The conversion rate is 35.7143 shares of Common Stock for each share of Series A Preferred Stock, and is subject to customary adjustment for dilutive issuances.
     Indemnification Agreements
     Also on October 11, 2008, the Company entered into an identical indemnification agreement with each member of the Board (the “Indemnification Agreements”). The Indemnification Agreements provide that the Company will indemnify each such director to the fullest extent permitted by Delaware law if he becomes a party to or is threatened with any action, suit or proceeding arising out of his service as a director of the Company. The Indemnification Agreements also provide that the Company will advance, if requested by an indemnified person, any and all expenses incurred in connection with any such proceeding, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law. The Indemnification Agreements further provide that if the Company maintains directors’ and officers’ liability coverage, each indemnified person shall be included in such coverage to the maximum extent of the coverage available for the Company’s directors.
Other Matters
     According to the Company Guide of the NYSE Alternext US LLC (formerly known as the American Stock Exchange), consummating the proposed transaction would ordinarily require the approval of the Company’s stockholders. Pursuant to Section 710(b) of the NYSE Alternext US LLC’s Company Guide, the Company has sought and received from NYSE Alternext US LLC a financial viability exception from obtaining such stockholder approval. The Audit Committee of the Board, which is comprised solely of independent directors, has expressly approved the Company’s reliance on this exception, and the proposed transaction has been unanimously approved by the Board.
     The foregoing description of each of the Purchase Agreement, the Note, the Certificate of Designation and the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Note, the Certificate of Designation and the Indemnification Agreements, as applicable, copies of which are filed as Exhibits 10.1, 10.2, 3.1 and 10.3 hereto, respectively, and are incorporated in this report by reference. The Company’s press release announcing the above transactions, issued on October 13, 2008, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the Stockholder Proposals described above, the Company intends to file a proxy statement and other relevant documents with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER PROPOSALS.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when it becomes available, also may be obtained from the Company by directing a request to Castle Brands Inc., 570 Lexington Avenue, 29th Floor, New York, NY 10022, Attn: Investor Relations, or ir@castlebranndsinc.com. Investors and security holders may access copies of the documents filed with the SEC by the Company on its web site at www.castlebrandsinc.com.
     The Company, its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Stockholder Proposals. Information regarding the Company’s directors and executive officers is available in its Amendment No. 1 to the Annual Report on Form 10-K filed with the SEC on July 29, 2008.
Item 1.02 Termination of a Material Definitive Agreement
     Simultaneous with the funding of the Note, the Credit Agreement, dated October 22, 2007, by and between the Company and Frost Nevada Investments Trust (the “Frost Credit Agreement”) will be terminated. The terms of the Frost Credit Agreement enabled the Company to borrow up to $5.0 million. As of the execution of the Purchase Agreement, no amounts were outstanding under the Frost Credit Agreement. Dr. Phillip Frost controls Frost Gamma Investments Trust, a Purchaser, and Frost Nevada Investments Trust. Prior to the execution of the Purchase Agreement, affiliates of Dr. Frost beneficially owned in excess of 5% of the Company’s outstanding shares of Common Stock, and, effective upon the execution of the Purchase Agreement, Dr. Frost was appointed as a member of the Board (see Item 5.02 below). The Frost Credit Agreement was terminated in partial consideration of the Purchasers’ execution and delivery of the Purchase Agreement and the performance of the transactions contemplated thereby.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Note is hereby incorporated by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the securities to be issued in the private placement is hereby incorporated by reference.

Item 3.03 Material Modification to Rights of Security Holders.
     The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Company’s filing of the Certificate of Designation is hereby incorporated by reference.
Item 5.01 Changes in Control of Registrant
     The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference. The consummation of the investment and the conversion of the 6% convertible notes and the 9% senior secured notes (and subsequent automatic conversion of the Series A Preferred Stock issued in connection therewith) will result in the Company’s issuance of approximately 86 million shares of Common Stock. Holders of Series A Preferred Stock (comprised of the investors and the converting note holders, many of which are current stockholders of the Company) will own, excluding present ownership, approximately 85% of the Common Stock on an as-converted basis.
     To the knowledge of the Company, each Purchaser used personal funds or working capital to fund its portion of the purchase price of the shares of Series A Preferred Stock purchased.
     Upon execution of the Purchase Agreement, four of the Company’s current directors, Keith Bellinger, Colm Leen, Kevin Tighe and Robert Flanagan (the “Former Directors”) resigned, and the remaining five members of the Board appointed Dr. Frost, Glenn Halpryn, Richard J. Lampen and Micaela Pallini (the “New Directors”) to serve on the Board to fill such vacancies.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     In connection with the transaction, effective October 11, 2008, the Board has appointed new management to replace Donald L. Marsh, who had acted as the Company’s President and Chief Operating Officer, effective October 11, 2008. Mr. Lampen, who is 54 years old, was appointed to serve as the Company’s interim President and Chief Executive Officer, and John Glover, the Company’s Senior Vice President — Marketing since February 20, 2008, has been promoted to the position of Chief Operating Officer of US Operations. Mr. Lampen will remain Executive Vice President of Vector Group Ltd. and President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc. Prior to joining the Company, Mr. Glover, age 54, most recently served as Senior Vice President Commercial Management for Remy Cointreau USA, where he was responsible for business development and analysis, strategic planning, marketing services and sales strategy.
     Pursuant to the Purchase Agreement, on October 11, 2008, each of the Former Directors resigned from the Board, and each of the New Directors was appointed to serve on the Board to fill such vacancies. Biographical information regarding each New Director is set forth below:
     Dr. Phillip Frost. Dr. Frost served as a director of the Company from September 2005 to September 2006. Dr. Frost has served as the Chief Executive Officer and Chairman of the Board of Directors of OPKO Health, Inc., a specialty pharmaceutical company that researches and develops treatments for ophthalmic diseases, since March 2007. Since July 2006, Dr. Frost has served as the Chairman of the Board of Directors of Ladenburg Thalmann Financial Services Inc., the parent of

Ladenburg, which served as an underwriter in the Company’s initial public offering in April 2006, the placement agent in connection with the sale of the Company’s Series C convertible preferred stock in 2004 and 2005 and as the financial advisor to the Purchasers. Dr. Frost has been a director of Ladenburg Thalmann Financial Services Inc. since March 2005. From 1987 to January 26, 2006, Dr. Frost served as Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation, a worldwide producer and marketer of generic and proprietary drugs. On January 26, 2006, IVAX completed a merger with Teva Pharmaceutical Industries Ltd. (“Teva”). Dr. Frost now serves as the Vice Chairman of the Board of Directors of Teva. Dr. Frost was Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1986. He was also Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 until the acquisition of Key Pharmaceuticals by Schering Plough Corporation in 1986. He serves on the Board of Regents of the Smithsonian Institution, as a member of the Board of Trustees of the University of Miami, as a Trustee of each of the Scripps Research Institutes, the Miami Jewish Home for the Aged, and the Mount Sinai Medical Center, and was Vice Chairman of the Board of Governors of the American Stock Exchange until its acquisition by NYSE Alternext US on October 1, 2008. Dr. Frost is also a director of Continucare Corporation, a provider of outpatient healthcare and home healthcare services, Northrop Grumman Corp., a global defense and aerospace company, Ideation Acquisition Corp, a special purpose acquisition company formed for the purpose of acquiring businesses in digital media, and Modigene Inc., a development stage biopharmaceutical company. Dr. Frost received a bachelor of arts degree from University of Pennsylvania in 1957 and a doctor of medicine degree from Albert Einstein College of Medicine in 1961.
     Glenn L. Halpryn. Mr. Halpryn served as a director of Ivax Diagnostics, Inc., a publicly held corporation from October 2002 until October 10, 2008. Mr. Halpryn has been the Chairman of the Board and Chief Executive Officer of QuikByte Software, Inc., a publicly held shell corporation, since July 2008. Mr. Halpryn was Chairman of the Board and Chief Executive Officer of Orthodontix, Inc., a publicly held corporation, from April 2001 until Orthodontix merged with Protalix BioTherapeutics, Inc. in December 2006. Mr. Halpryn also serves as a director of Getting Ready Corporation, a public shell company that recently completed a merger with Winston Laboratories, Inc. Mr. Halpryn served as the Chairman of the Board and Chief Executive Officer of Getting Ready from December 2006 until its merger with Winston Laboratories in September 2008. Mr. Halpryn served as the Chairman of the Board, Chief Executive Officer and President of clickNsettle.com, Inc., a publicly held shell corporation, from October 2007 until September 2008, following its merger with Cardo Medical, LLC. Mr. Halpryn was the President and Secretary and a director of Longfoot Communications Corp., a publicly held shell corporation, from March 2008 until its merger with Kidville Holdings, LLC in August 2008. Mr. Halpryn is also Chief Executive Officer and a director of Transworld Investment Corporation (“TIC”), serving in such capacity since June 2001. From 1984 to June 2001, Mr. Halpryn served as Vice President/Treasurer of TIC. Since 2000, Mr. Halpryn has been an investor and the managing member of investor groups that were joint venture partners in 26 land acquisition and development projects with one of the largest home builders in the country. In addition, since 1984, Mr. Halpryn has been engaged in real estate investment and development activities. From April 1988 through June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA. From June 1992 through May 1994, Mr. Halpryn served as the Vice President, Secretary-Treasurer of Frost Hanna Halpryn Capital Group, Inc., a “blank check” company whose business combination was effected in May 1994 with Sterling Healthcare Group, Inc. From June 1995 through October 1996, Mr. Halpryn served as a member of the Board of Directors of Sterling Healthcare Group, Inc.

     Richard J. Lampen. Mr. Lampen has served as Executive Vice President of Vector Group Ltd. since July 1996. From October 1995 to December 2005, Mr. Lampen served as the Executive Vice President and General Counsel and a director of New Valley LLC, now a subsidiary of Vector Group Ltd. Since September 2006, he has served as President and Chief Executive Officer of Ladenburg Thalmann Financial Services Inc., the parent of Ladenburg. Mr. Lampen has served as a director of Ladenburg Thalmann Financial Services Inc. since January 2002. Since November 1998, he has served as President and Chief Executive Officer of CDSI Holdings Inc., an affiliate of New Valley LLC seeking acquisition or investment opportunities. Mr. Lampen has served as a director of CDSI Holdings since January 1997. From May 1992 to September 1995, Mr. Lampen was a partner at Steel Hector & Davis, a law firm located in Miami, Florida. From January 1991 to April 1992, Mr. Lampen was a Managing Director at Salomon Brothers Inc, an investment bank, and was an employee at Salomon Brothers Inc from 1986 to April 1992. Mr. Lampen has served as a director of a number of other companies, including U.S. Can Corporation, The International Bank of Miami, N.A. and Spec’s Music Inc., as well as a court-appointed independent director of Trump Plaza Funding, Inc.
     Micaela Pallini. Ms. Pallini has served since May 1997 as a director and the head of production of I.L.A.R. S.p.A., a producer of alcoholic beverages located in Rome, Italy and a supplier to the Company pursuant to an exclusive marketing agreement. Ms. Pallini is the daughter of Virgilio Pallini, the President of I.L.A.R. S.p.A. Ms. Pallini is also a member of the board of directors of Unione Industriali di Roma, an association of Roman industrial entrepreneurs; a member of the board of directors and the audit committee of Federvini, the national association of Italian wine, spirit and liquer providers; and a Vice President of B52, a national association for the promotion of women in business in Italy. Ms. Pallini holds a doctoral degree from Roma Tor Vergata University in Rome, Italy and was engaged in research activities before assuming her position with I.L.A.R. S.p.A.
     Dr. Frost controls Frost Gamma Investments Trust, which agreed to purchase $4,965,000 of the Series A Preferred Stock pursuant to the Purchase Agreement and advanced $2,000,000 to the Company under the Note. Dr. Frost also controls Frost Nevada Investment Trust, which is a party to the Frost Credit Agreement which was terminated as described in Item 1.02 above.
     Mr. Halpryn is a member of Halpryn Group IV, LLC, which agreed to purchase $1,000,000 of the Series A Preferred Stock pursuant to the Purchase Agreement.
     Mr. Lampen agreed to purchase $17,500 of the Series A Preferred Stock pursuant to the Purchase Agreement, and is the Executive Vice President of Vector Group Ltd., which agreed to purchase $4,000,000 of the Series A Preferred Stock pursuant to the Purchase Agreement, and the President and Chief Executive Officer of Ladenburg, which acted as financial adviser to the Purchasers.
     Ms. Pallini is a director and the head of production of I.L.A.R. S.p.A., which agreed to purchase $3,000,000 of the Series A Preferred Stock pursuant to the Purchase Agreement and is a supplier to the Company pursuant to an exclusive marketing agreement.
     The committee assignments of the New Directors have not yet been determined. Committee assignments will be determined within several weeks.

     The New Directors will be compensated as directors as described in the Company’s Annual Report on Form 10-K, as amended by Amendment No. 1 filed on July 29, 2008.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the Purchase Agreement, the Company designated a new series of preferred stock, the Series A Preferred Stock. A copy of the Certificate of Designation, as filed with the Secretary of State of the State of Delaware on October 9, 2008, is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Castle Brands Inc.

10.1	Series A Preferred Stock Purchase Agreement, dated October 11, 2008.

10.2	Promissory Note issued to Frost Gamma Investments Trust, dated October 14, 2008.

10.3	Form of Indemnification Agreement.

99.1	Press release dated October 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASTLE BRANDS INC.

By: Name:	/s/ Seth Weinberg Seth Weinberg
Title:	Senior Vice President
Dated: October 14, 2008

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Castle Brands Inc.

10.1	Series A Preferred Stock Purchase Agreement, dated October 11, 2008.

10.2	Promissory Note issued to Frost Gamma Investments Trust, dated October 14, 2008.

10.3	Form of Indemnification Agreement.

99.1	Press release dated October 13, 2008.